Exhibit 5.1

Sullivan & Wocester Tel Aviv	+972-747580480
28 HaArba’a St. HaArba’a Towers	sullivanlaw.com
North Tower, 14th Floor
Tel-Aviv, Israel

August 21, 2026

To:

Turbogen Ltd.

22 Efal Street, Kiryat Aryeh,

Petah Tikva 4951122

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to Turbogen Ltd. (the “Company”), an Israeli company, in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission, relating to the resale by the selling shareholders identified in the Registration Statement, of 2,066,243 ordinary shares, no par value per share, of the Company (the “Ordinary Shares”), consisting of: (i) 1,131,616 Ordinary Shares (the “Shares”) issued under that certain securities purchase agreement between the Company and certain investors, dated August 21, 2026 (the “August 2026 Private Placement); and (ii) 934,627 Ordinary Shares (the “Inducement Warrant Shares”) issuable upon the exercise of the warrants (the “Inducement Warrants”) pursuant to certain warrant inducement agreements between the Company and certain shareholders dated August 21, 2025 (the “2025 Warrant Inducement Agreement”).

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is filed as an exhibit, (ii) a copy of the Company’s articles of association, (iii) resolutions of the Company’s Board of Directors which have heretofore been approved and relate to the Registration Statement and the actions to be taken in connection with the offering of the Ordinary Shares by the Company, and (iv) such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. In addition, we have assumed that the Company will receive full consideration for the Ordinary Shares underlying the Inducement Warrants upon the exercise thereof.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable; and (ii) the Inducement Warrant Shares, when issued upon exercise of the Inducement Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)

Sullivan & Worcester Tel-Aviv (Har-Even & Co.)